SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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MAD CATZ INTERACTIVE, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAD CATZ INTERACTIVE, INC.

7480 MISSION VALLEY ROAD, SUITE 101

SAN DIEGO, CALIFORNIA 92108

SUPPLEMENT NO. 1 DATED AS OF JULY 31, 2006 TO MANAGEMENT

PROXY CIRCULAR AND PROXY STATEMENT DATED AS OF JULY 28, 2006

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 29, 2006

Explanatory Note: We are providing this Supplement No. 1 to our shareholders of record as of July 28, 2006, the record date for our 2006 Annual Meeting of Shareholders, to add certain beneficial ownership information under the caption “Security Ownership of Certain Beneficial Owners and Management” in our Management Proxy Circular and Proxy Statement, dated as of July 28, 2006, which was inadvertently omitted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 28, 2006, 54,244,383 shares of Common Stock of the Company have been issued and are outstanding as fully paid and non-assessable, and carrying a right to one vote per share. The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of July 28, 2006, by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee of the Company, (iii) the Chief Executive Officer and each additional executive officer named in the summary compensation table under “Executive Compensation” below and (iv) all directors, nominees and executive officers of the Company as a group. The Company believes that, except as otherwise noted, each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual. Unless otherwise indicated, the business address of each named person is c/o Mad Catz, Inc., 7480 Mission Valley Road, Suite 101, San Diego, California 92108.

Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Common Stock Outstanding(2)
Geofrey Myers	0		*
Thomas R. Brown	0		*
Robert J. Molyneux	0		*
William Woodward	0		*
Darren Richardson	724,905		1.3%
Cyril Talbot III	120,000		*
Warren Cook	184,770		*
Whitney Peterson	30,000		*
Jon Middleton	66,666		*
All Officers and Directors as a Group (10 persons)	1,126,341		2.0%
Gruber & McBaine Capital Management, LLC
50 Osgood Place
San Francisco, CA 94133	3,682,400	(3)	6.8%

*	Less than one percent.
(1)	As to each person or group in the table, the table includes the following shares issuable upon exercise of options that are exercisable within 60 days from July 28, 2006: Darren Richardson: 675,000; Cyril Talbot: 100,000; Warren Cook: 141,667; Whitney Peterson: 30,000 and Jon Middleton: 66,666.
(2)	All percentages are calculated based upon the total number of shares outstanding of 54,244,383 shares of the Company as of July 28, 2006, plus the number of options presently exercisable or exercisable within 60 days of July 28, 2006 by the named security holder.
(3)	Based on information provided in a Schedule 13G, dated February 7, 2006, filed with the Securities and Exchange Commission by Gruber & McBaine Capital Management LLC (“GMCM”), an investment adviser, Jon D. Gruber and J. Patterson McBaine, the Managers, controlling persons and portfolio managers of GMCM, and Eric B. Swergold, the control person of Lagunitas, an investment limited partnership of which GMCM is the general partner. They report that as of December 31, 2005, the reporting persons had shared voting and dispositive power of 2,999,250 shares, Mr. Gruber had sole voting and dispositive power of 327,700 shares, and Mr. McBaine had sole voting and dispositive power of 355,450 shares.